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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 March 27, 2001


                           NORTEL NETWORKS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                                    001-07260                        not applicable
----------------------------                     -------------                     -------------------
(State or other jurisdiction                      (Commission                         (IRS Employer
      of incorporation)                           File Number)                     Identification No.)


8200 Dixie Road, Suite 100, Brampton, Ontario, Canada              L6T 5P6
-----------------------------------------------------             ----------
    (address of principal executive offices)                      (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.         OTHER EVENTS

On March 27, 2001, the Registrant issued a press release announcing new guidance for its financial performance for first quarter 2001.

The Registrant stated that its results for the first quarter of 2001 are anticipated to be below its previously stated expectations. The Registrant now expects revenues in the range of US$6.1 billion to US$6.2 billion and a loss per share from operations in the range of US$0.10 to US$0.12 for the quarter. This is below the Registrant's previous estimates of US$6.3 billion of revenue and loss per share from operations of US$0.04 provided on February 15, 2001. Net earnings (loss) from operations applicable to common shares is defined as reported net earnings (loss) applicable to common shares before "Acquisition Related Costs" (in-process research and development expense, and the amortization of acquired technology and goodwill all acquisitions subsequent to July, 1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.

The Registrant stated that it has made significant reductions in its employee base and adjusted its supply chain to reflect the current economic environment. It has substantially completed the employee related actions announced on February 15, 2001. The full benefit of these reductions is expected to impact the second quarter of 2001. However, due to the market environment, the Registrant is planning further reductions and now expects an aggregate net reduction, by mid year 2001, of approximately 15,000 from the number of employees at December 31, 2000.

The Registrant further stated that given the poor visibility into the duration and breadth of the economic downturn and its impact on the overall market growth in 2001, it is not possible to provide market guidance for the Registrant's financial performance for the full year 2001.

Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of increased provision of customer financing by the Registrant; the impact of the credit risks of our customers; the entrance by the Registrant into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the Registrant having to pay substantial penalties or liquidated damages; and the impact of increase provision of customer financing and commitments by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORTEL NETWORKS CORPORATION


                                            By:  /s/ NICHOLAS J. DEROMA
                                                 ----------------------
                                                 Nicholas J. DeRoma
                                                 Chief Legal Officer


                                             By:  /s/ BLAIR F. MORRISON
                                                  ----------------------
                                                  Blair F. Morrison
                                                  Assistant Secretary

March 28, 2001


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